SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 8, 2002



Commission         Registrant; State of Incorporation;       I.R.S. Employer
File Number         Address; and Telephone Number           Identification No.
-----------        -----------------------------------      ------------------

333-21011               FIRSTENERGY CORP.                       34-1843785
                        (An Ohio Corporation)
                        76 South Main Street
                        Akron, Ohio  44308
                        Telephone (800)736-3402




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Item 5.  Other Events

              On May 8, 2002, FirstEnergy Corp. completed the sale of a 79.9 percent interest in its Avon Energy Partners Holdings subsidiary to Aquila, Inc. (formerly UtiliCorp United) in exchange for a $150 million payment at closing and six annual payments of $19 million, guaranteed by Aquila at the holding company level, commencing on the first anniversary of the closing. As previously filed on Form 8-K dated March 18, 2002, Avon's debt of approximately $1.7 billion, which is non-recourse to FirstEnergy, would no longer be included on FirstEnergy's consolidated balance sheet. Aquila and FirstEnergy together will own all of the outstanding shares of Avon through a jointly owned subsidiary, with each company having a 50-percent voting interest. FirstEnergy's 20.1 percent economic interest in the joint venture will be accounted for under the equity method of accounting.


Item 7.  Exhibits

Exhibit No.                               Description
-----------                               -----------

     99 Press Release of FirstEnergy Corp. announcing the completion to sell 79.9% of Avon Energy Partners Holdings in the United Kingdom to Aquila, Inc. (formerly UtiliCorp United Inc.).



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                                    SIGNATURE





           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



May 9, 2002










                                               FIRSTENERGY CORP.
                                               -----------------
                                                  Registrant



                                           /s/  Harvey L. Wagner
                                    ---------------------------------------
                                                Harvey L. Wagner
                                         Vice President and Controller